Exhibit 99.2

3rd Quarter Highlights $516.6M Revenue $38.4M Net Income $0.23 Earnings Per Share$55.0M Adjusted Net Income $0.32 Adjusted Earnings Per Share$129.4M Adjusted EBITDA System-wide sales $1.5B Segment Performance Same Store Sales 14.4% (9.0%) 15. 7% 8.7% 11.9%Maintenance Car Wash* Paint, Collision & Glass Platform Services DB Total *Foreign exchange rate had a 560 basis point negative impact on Car Wash SameStoreSales.9%28%53%10%10%22.0%28%40%23%12%41%24%%of System-wide Sales %of Revenue % of Segment Adjusted EBITDA Maintenance Car Wash Paint, Collision & Glass Platform Services Net Store Growth+38 +12 +51 +101 Maintenance Car Wash Paint, Collision Platform & Glass Services DB Total Long-Term Targets Low single-Digit% Low Double-Digit% Low Double-Digit% Mid-to-High Teens% Same-store Sales Revenue Adjusted EBITDA Adjusted Net Income This document contains Non-GAAP financial measures. For full financial data and Non-GAAP reconciliations, please refer to the associated press release dated October 26, 2022, available at investors.drivenbrands.com. This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. For risks and other factors that may cause actual results to differ materially from expectations, refer to the risk factors that are described under the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2022, and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov.